UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 30, 2009

FNB United Corp.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(336) 626-8300
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06.  Material Impairments

          On September 30, 2009, FNB United Corp. concluded that a material charge for impairment of its goodwill is required.  During the third quarter of 2009, FNB United reviewed the carrying value of its goodwill in light of the current economic environment, the significant decline of its common stock price, and the relationship between the corporation’s net book value and tangible net book value, and determined to record a non-cash impairment charge of $52.4 million, eliminating the remaining goodwill on its balance sheet.  The non-cash charge is being recorded as a component of noninterest expense for the third quarter of 2009.

ITEM 8.01.  Other Events

          On October 5, 2009, FNB United Corp. announced that its Board of Directors voted to discontinue temporarily payment of the corporation’s quarterly cash dividend to common shareholders.  The Board will evaluate resuming payment of the dividend as warranted by future operating earnings.

ITEM 9.01.  Financial Statements and Exhibits

Exhibits:

99.1	News release dated October 5, 2009

99.2	Letter to Shareholders dated October 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FNB UNITED CORP.

Date:	October 5, 2009	By:	/s/ Mark A. Severson
Mark A. Severson
Executive Vice President and
Treasurer
(Principal Financial and
Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release dated October 5, 2009

99.2	Letter to Shareholders dated October 5, 2009